Exhibit 10.19

RESOLUTION
OF
THE MEMBERS OF

INTEGRATED MEDICINE AND CHIROPRACTIC
REGENERATION CENTER OF ST. LOUIS, LLC

THE UNDERSIGNED, being the Unitholders of INTEGRATED MEDICINE AND CHIROPRACTIC REGENERATION CENTER OF ST. LOUIS, LLC, a Missouri limited liability company (the “Company”), hereby adopts the following resolution:

WHEREAS, each person signing below executed the sale of membership interest in the Company for a combination of cash and stock in a transaction agreement dated March 1, 2018 (“Agreement”).

NOW, THEREFORE, LET IT BE:

RESOLVED, that the former members of the Company (the “Unitholders”) adopt this addendum to the Agreement;

RESOLVED FURTHER, that the Unitholders agree to accept stock compensation for the amount originally identified as cash compensation in the Agreement.

DATED this 31st day of August, 2018.

UNITHOLDERS:

/s/ Doug Bouldin
Doug Bouldin

/s/ Jon Ervin
Jon Ervin

/s/ Sandra Miller
Sandra Miller

/s/ Matt Wallis
Matt Wallis